Exhibit 99.1

MaxCyte Announces Operational Restructuring to Reduce Costs and Accelerate Path to Profitability

ROCKVILLE, MD, September 22, 2025 — MaxCyte, Inc., (Nasdaq: MXCT), a leading, cell-engineering focused company providing enabling platform technologies to advance the discovery, development and commercialization of next-generation cell therapeutics, today announced a restructuring of its operations to better align resources with its strategic priorities. This plan includes a reduction of approximately 34% of the Company’s global workforce, inclusive of employees engaged through employer-of-record (EOR) arrangements. Anticipated annualized savings as a result of this action are expected to be approximately $13.6 million.

This workforce reduction is part of MaxCyte’s commitment to significantly reduce operating expenses, streamline its organizational structure, and accelerate its path toward profitability. The Company expects this action to yield meaningful cost savings while maintaining focus on its core mission of enabling the next generation of cell therapies.

Consistent with its previously issued outlook, MaxCyte is reiterating that 2025 core revenue is expected to be flat to down approximately 10% compared to 2024. The Company continues to anticipate approximately $5 million in SPL program-related revenue for the full year and expects year-end cash, cash equivalents, and investments to be at least $155 million.

“Today’s decision is important to position MaxCyte for long-term success,” said Maher Masoud, Chief Executive Officer. “We are grateful to our departing colleagues for their many contributions to MaxCyte’s mission and wish them success in future endeavors. This strategic realignment of resources is a significant step forward as part of a broader strategic initiative to drive efficient growth and scale MaxCyte towards profitability.  We are developing a culture of continuous improvement throughout the organization and anticipate additional non-employee related opportunities to improve the profitability profile of the company over time. We expect to provide more details on the expected financial impact related to this initiative, as well as the outlook for the remainder of 2025, on our third quarter earnings call in November.”

The Company noted that this workforce reduction represents all the anticipated employee-related actions under the restructuring.

About MaxCyte

At MaxCyte®, we are committed to building better cells together. As a leading cell-engineering company, we are driving the discovery, development and commercialization of next-generation cell therapies. Our best-in-class Flow Electroporation® technology and SeQure DX™ gene editing risk assessment services enable precise, efficient and scalable cell engineering. Supported by expert scientific, technical and regulatory guidance, our platform empowers researchers from around the world to engineer diverse cell types and payloads, accelerating the development of safe and effective treatments for human health. For more than 25 years, we've been advancing cell engineering, shaping the future of medicine. Learn more at maxcyte.com and follow us on X and LinkedIn.

MaxCyte Contacts:

Investor Relations

Gilmartin Group

David Deuchler, CFA

+1 415-937-5400

ir@maxcyte.com

Media Contact

Oak Street Communications

Kristen White

kristen@oakstreetcommunications.com

415.608.6060

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  All statements other than statements of historical facts contained in this press release, including statements regarding our future results of operations or financial condition, business strategy, plans and objectives of management for future operations, and anticipated benefits of the announced adjustments to the workforce are forward-looking statements. These statements are inherently uncertain, and investors are cautioned not to unduly rely on these statements.

Risks and uncertainties related to our business are described in greater detail in Item 1A  of our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the Securities and Exchange Commission (“SEC”) on March 11, 2025, as well as in discussions of potential risks, uncertainties, and other important factors in the other filings that we make with the Securities and Exchange Commission from time to time, including in our Form 10-Q for the quarter ended June 30, 2025, filed with the SEC on August 6, 2025. These documents are available through the Investor Menu, Financials section, under “SEC Filings” on the Investors page of our website at http://investors.maxcyte.com. Any forward-looking statements in this press release are based on our current beliefs and opinions on the relevant subject based on information available to us as of the date of such press release, and you should not rely on forward-looking statements as predictions of future events. We undertake no obligation to update any forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law.